Corporate presentation APRIL 2017 Exhibit 99.1

Safe Harbor Statements Forward Looking Statements. Savara cautions you that statements in this presentation that are not a description of historical fact are forward-looking statements which may be identified by the use of words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements regarding the sufficiency of the combined organization's resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined organization; the safety, efficacy and projected development timeline and commercial potential of any product candidates; and the market size or potential for any of our products. Savara may not actually achieve the proposed merger with Mast, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Savara's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to consummate the proposed merger, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned clinical development programs, the timing and ability of Mast or Savara to raise additional equity capital to fund continued operations; the ability to successfully develop any of Savara's product candidates, and the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law. Additional Information about the Proposed Merger and Where to Find It. In connection with the proposed merger, Mast has filed relevant materials with the SEC, including a registration statement on Form S‑4 that contains a prospectus and a joint proxy statement. Investors and security holders of Mast and Savara are urged to read these materials because they contain important information about Mast, Savara and the proposed merger. The joint proxy statement, prospectus, amendments and other relevant materials filed by Mast with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Mast by directing a written request to: Mast Therapeutics, Inc. 3611 Valley Centre Drive, Suite 500, San Diego, California 92130, Attn: Investor Relations. Investors and security holders are urged to read the joint proxy statement, amendments, prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger. Mast and its directors and executive officers and Savara and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Mast and Savara in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed merger are included in the joint proxy statement/prospectus referred to above.

Savara Overview Clinical Stage Specialty Pharmaceutical Company… …Focused on Rare Respiratory Diseases Unique products with no approved alternatives Clinically proven treatment concepts Over $1B peak sales potential* Pre-Clinical Molgradex AeroVanc Aironite Phase 1 Phase 2 Phase 3 Cystic Fibrosis (CF) Heart Failure (HFpEF) Top line results 2018 Phase 3 start Q3 2017 Top line results 2018 * Savara estimate based on MME 2017 survey

MAST Merger Merger announced in Jan 2017 Pending Mast shareholder consent Name change to Savara, Inc. Listing on NASDAQ: SVRA Combined Cash of $23m as of Q4 2016 Reverse Split Share Price* Shares Outstanding* Market Cap* 50-70 $6.5 to $9.1 16M to 23M $140M * Assuming a MSTX share price of $.13 and an exchange ratio of 41 subject to certain adjustments as discussed in the registration statement on Form S-4

Molgradex Inhaled GM-CSF for Autoimmune Pulmonary Alveolar Proteinosis (aPAP)

PAP: excess of surfactant in the Lungs Anti-GM-CSF antibodies cause accumulation of surfactant in the alveoli Mechanism of disease well understood Courtesy of Dr. Bruce Trapnell

Inhaled GM-CSF Promising in academic studies aPAP patient before inhaled GM-CSF After 6 months of inhaled GM-CSF Improvement in alveolar to arterial oxygen gradient ((A-a)DO2) Published experience from treatment of more than 80 aPAP patients suggests potential for profound impact on oxygenation and clinical symptoms Tazawa et al. AJRCCM. 181:1345; 2010.

Molgradex: First Inhaled GM-CSF Direct lung delivery to overcome functional GM-CSF deficiency Inhalation solution of rhGM-CSF PARI eFlow® Nebulizer Proprietary cell bank for GM-CSF manufacturing Considerable indication extension opportunity Orphan status (7-10 years exclusivity)

MOLGRADEX: PIVOTAL STUDY FOR EUROPE ENROLLING

	Phase I (Complete)		
Inhalation tox and safety pharmacology	Volunteers (n=42)	Pivotal EU & Japan (n=51 aPAP)	FDA Dialogue Ongoing
Findings consistent with GM-CSF pharmacological effects	SAD / MAD Molgradex well tolerated with a potent pharmaco-dynamic effect	Data read Q1/2018 Change in $AaDO_2$ Time to WLL	Expand PII/III study with alternative endpoints or Confirmatory study
2010 - 14	2015	2016 - 18	2017 -

*Proposal subject to regulatory approval of final protocol

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Phase I – consistent WBC response to each dose Safety in healthy volunteers comparable to placebo Potent dose-dependent pharmacodynamic effect

Design OF Ongoing Molgradex Phase II/III Study Period 1- Double-blind Period 2- Follow-up* Primary Endpoint Secondary Endpoints Requirement for/time to WLL Change from baseline in (A-a)DO 2 6 min walk distance Vital Capacity Quality of life

AeroVanc Inhaled Vancomycin for MRSA in Cystic Fibrosis

HIGH UNMET NEED for INHALED MRSA Treatment Persistent lung infections managed with chronic inhaled antibiotics No approved inhaled MRSA antibiotic, emerging use of nebulized IV form of vancomycin MRSA infection associated with worse clinical outcomes CF Prevalence (US) 30,000 patients, 26% MRSA infected Source: 2015 CFF Patient Registry Dasenbrook, et al. reprinted with permission, Copyright © (2010) JAMA

AeroVanc: First Inhaled MRSA Antibiotic Grants from CFF & NIH Inhaled Dry Powder Vancomycin Drug Directly to Site of Infection Reduced Systemic Toxicity Manufacturing at Commercial Scale Orphan 7 yrs + QIDP 5 yrs (total 12 years exclusivity)

AEROVANC PHASE III READY

	Phase I (Complete)		
Inhalation tox & safety pharmacology	Volunteers (n=18) CF patients (n=7)	Proof of Concept PC / DB (n=87)	Pivotal PC / DB (n=200)
	Generally well tolerated & safe with favorable PK profile		Enrollment anticipated to begin in Q3 2017
2010 - 11	2011 - 12	2013 - 15	2017 -

*Proposal subject to regulatory approval of final protocol

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Phase II: MRSA in Sputum - Primary Endpoint Met ITT population, n = 87 patients, 32mg and 64mg pooled Proof of concept established Microbiology not acceptable to FDA as Phase III primary endpoint

32 mg Dose Selected for Phase III Study Vancomycin trough concentrations in high excess over MIC at both doses ~ 50 % premature study drug discontinuations at 64 mg dose PK Population, AeroVanc treatments only, n=11

FEV1 Improvement Consistent with TOBI Data PP population, 32 mg dose cohort, < 21 years of age, n = 16, post hoc analysis Best FEV1 improvement in young patients Similar FEV1 response profile in prior TOBI studies Absolute change in FEV1 selected as Phase III primary endpoint Phase III to be adequately powered and focused on children 6-21 years

Improvement in Time to other antibiotics ITT, 32 mg dose cohort, < 21 years of age, n = 20 , post hoc analysis Prolongation of time to use of other antibiotics In chronic use, a new treatment cycle would start at day 56, and events (use of other antibiotics) would not be expected at that time Time to use of other antibiotics

Phase III design agreed with FDA Period 1- Double-blind Period 2- Open-label FEV 1 improvement (relative change, number of response cycles) FEV 1 improvement at Week 4 and Week 20 (absolute change analyzed sequentially) Respiratory Symptoms Diary Time to use of another antibiotic for pulmonary infection Secondary Endpoints Primary Endpoint Primary analysis based on patients 6-21 years of age

Anticipated Corporate milestones H2 ‘17 H1 ‘18 H2 ‘18 2019 H1 ‘17 2020 AeroVanc Phase III Enrollment to Start Molgradex Top Line Results from Phase II/III Study Molgradex US Study Design to be Announced Molgradex NDA / MAA Aironite Phase 2 Top Line Results AeroVanc NDA

THANK YOU!

Investment Highlights Pipeline Multiple late-stage assets addressing orphan diseases Previously approved active drug substances and drug delivery technologies High local drug concentrations reducing systemic toxicity Strong market protection Strategy Pursue AeroVanc and Molgradex indication expansion Grow pipeline of best-in-class products through strategic partnerships and acquisitions Operate by outsourcing capital intensive operations Commercialize through own salesforce in US

Management & BOD Executive Team Rob Neville, CEO Serial entrepreneur / Evity exit $100M / Series A lead investor Dr. Taneli Jouhikainen, President & COO Serial drug developer / 10+ license deals / public company and IPO experience / 20 yrs. in pharma mgmt. David Lowrance, CFO 15 years biotech / pharma, public company and IPO experience Dr. Cecilia Ganslandt, VP, Medical Affairs Serial drug developer / 20 yrs. in pharma mgmt. Dr. John Lord, VP, Pharmaceutical Development Ex-Nektar / Exubera program mgr. / 20 yrs. in pharm dev Board of Directors Nevan Elam CEO Antriabio, Former head of Nektar Inhalation Rick Hawkins CEO Lumos, Founder and former CEO Pharmaco Joe McCracken Former global head of BD Roche Yuri Pikover 37 Technology Ventures Matthew Pauls* CEO StrongBridge Biopharma David Ramsay* Former CFO Halozyme Rob Neville Savara * Subject to Mast merger closing